CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in the Statement of Additional Information

constituting part of this Post-Effective Amendment No. 1 to the registration statement on Form N-1A (the "Registration Statement") of our report dated April

11, 2003, relating to the statements of assets and liabilities of each of the portfolios of PowerShares Exchange-Traded Fund Trust as of April 9, 2003, which appears in such Statement of Additional Information, and to the incorporation by reference of our report into the Prospectus which constitutes part of this

Registration Statement. We also consent to the reference to us under the heading

"Fund Service Providers" in the Prospectus and to the reference to us under the heading "Independent Auditors" in the Statement of Additional Information.





PricewaterhouseCoopers LLP
New York, New York
November 20, 2003